EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of

Starcraft Corporation and Subsidiaries

Goshen, Indiana

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-70030) pertaining to the Starcraft Automotive Corporation 1993 Stock Incentive Plan, in the Registration Statements (Form S-8 No. 333-28247, 333-112870 and 333-30052) pertaining to the Starcraft Corporation 1997 Stock Incentive Plan, in the Registration Statements (Form S-3 No. 333-113145, 333-118716 and 333-118717) pertaining to shares of common stock issued in conjunction with the acquisition of Wheel to Wheel, Inc. and in the Registration Statement (Form S-2 No. 333-96989) pertaining to shares of common stock issued upon exercise of certain warrants and options of our report dated November 19, 2004 on our audits of the consolidated financial statements and financial statement schedule of Starcraft Corporation and Subsidiaries as of October 3, 2004 and September 28, 2003 and for each of the three years in the period ended October 3, 2004, which report appears Starcraft Corporation’s Annual Report on Form 10-K for the year ended October 3, 2004.

/S/    CROWE CHIZEK AND COMPANY LLC

Crowe Chizek and Company LLC

Elkhart, Indiana

December 16, 2004